Exhibit 99.1

press release        corescientific.com

Core Scientific Announces CFO Transition Plan

AUSTIN, Texas – September 6, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today announced that Denise Sterling has decided to step down from her role as Executive Vice President and Chief Financial Officer effective May 1, 2025 or as soon as a permanent successor has been identified.

Core Scientific has commenced a search process with the assistance of an executive search firm to identify Ms. Sterling’s successor.

“Denise led our Finance team with poise and exceptional dedication through a very transformative and demanding period for our company,” said Adam Sullivan, Core
Scientific’s Chief Executive Officer. “She worked around the clock to support our successful restructuring and emergence, helped us achieve our recent successful $460 million convertible note offering, and has played an instrumental role in positioning us for significant future growth. We appreciate all that Denise has contributed to Core Scientific and for the outstanding Finance team she built. We are grateful to benefit from her continued leadership as we conduct our search for our next CFO.”

“It has been an honor to work alongside Adam and the team to help Core Scientific become the leading high-power digital-infrastructure operator it is today,” commented Ms. Sterling. “I am excited to continue building on our strong momentum in the coming months as we advance our high-performance computing hosting strategy and other key strategic initiatives. I look forward to supporting the Board and management team in their work to identify the right financial leader for the Company’s next phase of growth.”

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About Core Scientific

Core Scientific is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its businesses, implement its business strategy, source necessary electrical energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our current and future expected hosting infrastructure; our ability to maintain our competitive position in our businesses; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown
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in market and economic conditions, particularly those impacting artificial intelligence, high value computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” and other reduction of rewards available on the Bitcoin network, affecting our ability to generate revenue; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; and our level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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Contacts

Investors:
ir@corescientific.com

Media:
press@corescientific.com

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